Item 77C
Legg Mason Partners Variable Portfolios I, Inc.

Sub-Item 77C
Registrant Incorporates by reference Registrant's DEF 14A
Legg Mason Global Proxy
"dated October 9, 2006 filed on October 6, 2006."
(Accession No. 0001193125-06-203842)